UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 24, 2019

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0‑18926	11‑2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582‑6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Item 1.01 – Entry into a Material Definitive Agreement.

On June 8, 2019, Centric Brands Inc. through its operating subsidiary, Centric Brands Holdings LLC (collectively, the “Company”) entered into an employment offer letter with Andrew Tarshis in connection with the Company’s employment of Mr. Tarshis as its Executive Vice President, General Counsel (the “Tarshis Agreement”). The Tarshis Agreement provides that Mr. Tarshis will be employed for a term beginning on June 24, 2019 (the “Effective Date”) and ending June 24, 2022, subject to earlier termination as specified in the Tarshis Agreement (such term of employment, the “Term”).  If Mr. Tarshis remains an employee of the Company following expiration of the Term and the Tarshis Agreement is not extended, Mr. Tarshis will be an employee “at will.” The Tarshis Agreement provides for Mr. Tarshis to receive an annual base salary of $600,000 per year and for certain other benefits consistent with those provided to other employees of the Company. Also, the Company will reimburse Mr. Tarshis for the cost of obtaining COBRA coverage during the period prior to his eligibility for the Company’s health plan.  The Tarshis Agreement provides for a travel allowance of $1,500 per month during the Term.  In addition, Mr. Tarshis is eligible to receive an annual cash bonus with a target of 60% of his annual base salary, subject to the achievement of the applicable performance goals (the “Bonus”); provided that for calendar year 2019, the Bonus will be prorated.

The Tarshis Agreement provides for a grant of 250,000 restricted stock units (the “RSUs”) with respect to the Company’s common stock, $0.10 par value (“Common Stock”) under the Company’s 2016 Stock Incentive Compensation Plan (the “2016 Plan”), and subject to the terms and conditions as provided in the 2016 Plan and an RSU award agreement to be entered into between Centric Brands Inc. and Mr. Tarshis.

The RSUs will vest in one-third increments on each of the first three anniversaries of the Effective Date; subject to Mr. Tarshis’s continued employment through the applicable vesting date; provided, if Mr. Tarshis’s employment is terminated by the Company without “cause” or due to death or “permanent disability” or by Mr. Tarshis for “good reason” (each such term as defined in the Tarshis Agreement), then any unvested portion of the RSUs will accelerate and become fully vested on the date of termination. Any vested RSUs will be settled through the issuance of Common Stock.

Upon a termination of Mr. Tarshis’s employment without cause or a resignation by Mr. Tarshis for good reason (as such terms are defined in the Tarshis Agreement), in addition to acceleration of the RSUs as described above, subject to the execution and non-revocation of a general release, the Company will provide Mr. Tarshis with (i) an amount equal to twelve months of Mr. Tarshis’ base salary; (ii) an annual bonus for the calendar year in which the termination occurs; and (iii) the full cost of COBRA continuation coverage for Mr. Tarshis for twelve (12) months following the date of termination of Mr. Tarshis’s employment.

The Tarshis Agreement provides for a perpetual non-solicitation provision, pursuant to which Mr. Tarshis agrees, among other things, not to hire or solicit employees, customers, suppliers and potential customers of the Company.

This brief description of the material terms of the Tarshis Agreement is qualified in its entirety by reference to the provisions of the agreement attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted above, Andrew Tarshis, age 53, was appointed Executive Vice President, General Counsel of the Company on the Effective Date. Since October 29, 2018, Mr. Tarshis has served as a consultant to the Company.  Under the terms of Mr. Tarshis’ consulting agreement, which has been terminated in connection with his employment with the Company,  Mr. Tarshis received $25,000 a month for his consulting services, as well as a grant of 150,000 RSUs that will vest in equal 75,000 unit annual installments on October 29, 2019 and October 29, 2020. Mr. Tarshis previously served as a member of the Company’s Board of Directors from January 2016 until October 29, 2018. From January 2011 until the Effective Date, Mr. Tarshis served as a Partner of Tengram Capital Partners (an affiliate of the Company), as well as its Chief Operating Officer and Chief Compliance Officer. Prior to joining Tengram Capital Partners, Mr. Tarshis was Executive Vice President and General Counsel at Iconix Brand Group, Inc. (“Iconix”), a brand management and licensing company, where he was involved in all aspects of Iconix’s strategic and legal affairs, including M&A, financing, licensing and intellectual property, governance, SEC and other regulatory and compliance matters. Prior to joining Iconix, Mr. Tarshis served as Senior Vice President and General Counsel for Windsong Allegiance Group, LLC, former owner of the Joe Boxer and Hathaway brands, and as a corporate attorney for Toys R Us, Inc., specializing in intellectual property. Mr. Tarshis received his J.D. from the University of Connecticut School of Law and a B.A. from the University of Michigan, Ann Arbor. Except as set forth above related to Mr. Tarshis’s consulting agreement with the Company and the Tarshis Agreement,  there are no related party transactions involving Mr. Tarshis that are reportable under Item 404(a) of Regulation S-K.

The information set forth in Item 1.01 above is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter, dated as of June 8, 2019, by and between Centric Brands Holding LLC and Andrew Tarshis.**

**Management contract and/or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: June 28, 2019	By:	/s/ Anurup Pruthi
Anurup Pruthi
Chief Financial Officer